As filed with the Securities and Exchange Commission on September 23, 2005.

Registration No. 333-126885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RCN CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	22-3498533
(State of Incorporation)	(I.R.S. Employer Identification No.)

196 Van Buren Street

Herndon, VA 20170

(703) 434-8200

(Address and telephone number of principal executive offices)

RCN CORPORATION 2005 STOCK COMPENSATION PLAN

(Full Title of the Plan)

Stephen A. Bogiages, Esq.

Senior Vice President, General Counsel & Corporate Secretary

RCN Corporation

196 Van Buren Street

Herndon, VA 20170

(703) 434-8440

(Name, address and telephone number of agent for service)

Copies to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Attention: Thomas C. Janson, Esq.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.01 per share)	3,295,309	(3)	$21.51	$70,882,096.59	$8,342.82
Common Stock (par value $0.01 per share)	717,242	(4)	$22.99	$16,489,393.58	$1,940.80
Common Stock (par value $0.01 per share)	624,068	(5)	$22.99	$14,347,323.32	$1,688.68
Totals	4,636,619		—	$101,718,813.49	$11,972.30

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Offering prices of restricted shares of common stock issued under the RCN Corporation 2005 Stock Compensation Plan as of the date of this Registration Statement and of options that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on September 20, 2005. Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.
(3)	Represents common stock issuable upon exercise of options outstanding under the RCN 2005 Stock Compensation Plan as of the date of this Registration Statement.
(4)	Represents restricted stock issued under the RCN 2005 Stock Compensation Plan as of the date of this Registration Statement.
(5)	Represents common stock available for issuance under the RCN 2005 Stock Compensation Plan as of the date of this Registration Statement.

PART I

ITEM 1. PLAN INFORMATION

Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, RCN Corporation, 196 Van Buren Street, Herndon, VA 20170 (telephone: (703) 434-8200).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which have been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.

3.	The description of the Registrant’s Capital Stock contained in the registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

4.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act.

All documents, filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 4. DESCRIPTION OF SECURITIES

The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of this Registrant’s Amended and Restated Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Delaware General Corporation Law (the “DGCL”) which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the DGCL and subject to specified limitations set forth in the DGCL.

The Registrant also maintains directors’ and officers’ liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

See Exhibit Index below.

ITEM 9. UNDERTAKINGS.

(1) The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

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provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-mentioned provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon and the State of Virginia, on September 23, 2005.

RCN CORPORATION

By:	/s/ Peter D. Aquino
Peter D. Aquino
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Peter D. Aquino and Michael Sicoli and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments and supplements to said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

SIGNATURE	TITLE	DATE
/s/ Peter D. Aquino Peter D. Aquino	President and Chief Executive Officer (Principal Executive Officer) and Director	September 23, 2005

/s/ Michael T. Sicoli Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 23, 2005

/s/ James F. Mooney James F. Mooney	Chairman of the Board	September 23, 2005

/s/ Benjamin C. Duster IV Benjamin C. Duster IV	Director	September 23, 2005

/s/ Lee S. Hillman Lee S. Hillman	Director	September 23, 2005

/s/ Michael E. Katzenstein Michael E. Katzenstein	Director	September 23, 2005

/s/ Theodore H. Schell Theodore H. Schell	Director	September 23, 2005

/s/ Daniel Tseung Daniel Tseung	Director	September 23, 2005

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Registrant’s Common Stock.

23(a)	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)	Consent of Friedman LLP, independent registered public accounting firm.

23(c)	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.

24	Power of Attorney (set forth on the signature page hereof).

99(a)*	RCN Corporation 2005 Stock Compensation Plan.

*	Incorporated by reference to the Registrant’s Form 8-K filed with the Commission on July 26, 2005.